UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2021

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2021, Gray Television, Inc., a Georgia corporation (“Gray”), Meredith Corporation, an Iowa corporation (“Meredith”) and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Gray, Meredith, and Merger Sub agreed to effect the acquisition of Meredith by Gray, immediately after and subject to the consummation of Meredith’s Spin-Off (as described below), through the merger of Merger Sub with and into Meredith (the “Merger”), with Meredith surviving the Merger as the surviving corporation and a wholly owned subsidiary of Gray (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement and the Separation and Distribution Agreement (as defined below), immediately prior to the closing of the Merger, Meredith intends to separate its local media group and national media group operations into two independent companies by distributing (the “Distribution”) to Meredith’s shareholders, on a pro rata basis, the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly owned subsidiary of Meredith (“SpinCo”), which will hold Meredith’s national media group and corporate segments following the separation (collectively, the “Spin-Off”). Gray, Meredith, and SpinCo have entered into a Separation and Distribution Agreement, an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement, each as further described below, which govern the terms and conditions of the Distribution and Spin-Off.

Transaction Structure

Upon the consummation of the Merger (the “Effective Time”), each share of Common Stock, par value $1.00 per share, of Meredith (“Common Stock”) and Class B Common Stock, par value $1.00 per share, of Meredith (“Class B Stock”), other than shares (i) to be canceled in accordance with Section 2.6(a) of the Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Merger Agreement regarding dissenting shares of Class B Stock, shall be converted into the right to receive $14.51 in cash (such amount, the “Merger Consideration”).

The Merger Agreement provides that (i) each in-the-money option award with respect to Common Stock outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to Common Stock outstanding immediately prior to the Effective Time, (iii) each share of Meredith’s restricted stock and each right of any other kind, contingent or accrued, to receive shares of Common Stock or benefits measured in whole or in part by the value of a number of shares of Common Stock granted by Meredith (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Effective Time, and (iv) each warrant to purchase Common Stock outstanding and unexercised immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be cancelled, and shall only entitle the holder thereof to receive such holder’s portion of the Merger Consideration, if any, as set forth in the Merger Agreement.

Non-Solicitation

Meredith has agreed, among other things, not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative acquisition proposals from third parties, or (ii) subject to certain exceptions, participate or continue in any discussions or negotiations regarding alternative acquisition proposals.

If, prior to the time that the required Meredith shareholder vote is obtained, Meredith receives a bona fide acquisition offer, proposal or indication of interest that the board of directors of Meredith reasonably determines in good faith, after consultation with Meredith’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a superior proposal in accordance with the Merger Agreement and (ii) failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, then Meredith may, in response to such proposal, furnish nonpublic information relating to Meredith and its subsidiaries to the person or group (or any of their representatives or potential financing sources) making such proposal and engage in discussions or negotiations with such person or group and their representatives regarding such proposal, subject to certain limitations and procedures.

Prior to the time that the required Meredith shareholder vote is obtained, (i) Meredith may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee, terminate the Merger Agreement to enter into a definitive agreement to accept a superior proposal in accordance with the Merger Agreement, and (ii) Meredith’s board of directors may change its recommendation to Meredith shareholders regarding adopting the Merger Agreement in response to an intervening event or a superior proposal if Meredith’s board of directors determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Meredith’s shareholders under applicable law, subject in each case to customary notice and other limitations as outlined in the Merger Agreement.

Conditions to the Merger

The transaction has been approved by the board of directors of Gray and Meredith. The consummation of the Merger is subject to completion of the Distribution (as defined below) and Spin-Off and the satisfaction or waiver of certain other customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the approval of the Merger Agreement by the shareholders of Meredith as described in more detail below, and (iv) certain customary third party consents. The transaction is not subject to any Gray financing condition. Gray intends to fund the transaction with a combination of cash on hand and committed debt financings (as described in more detail below).

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature and in this industry. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Meredith to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Gray.

The Merger Agreement contains certain termination rights for both Gray and Meredith. Upon termination of the Merger Agreement under specific circumstances, Meredith would be required to pay Gray a termination fee of $36,000,000, including in the event that Meredith enters into a definitive agreement with respect to a superior proposal or an adverse recommendation is issued by Meredith’s board of directors with respect to the transaction. If the required Meredith shareholder vote is not obtained or the transaction does not occur by the date specified in the Merger Agreement due to the failure of certain conditions to consummate the Distribution and the Spin-Off, Meredith would be required to pay to Gray an amount based upon the costs and expenses incurred by Gray related to the transaction. The Merger Agreement also provides that Gray will be required to pay a termination fee to Meredith of $125,000,000 if the Merger Agreement is terminated by Meredith due to Gray’s breach of the agreement or failure to close, subject to certain limitations set forth therein.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before May 3, 2022 (which may be automatically extended to August 3, 2022, in certain circumstances specified in the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as soon as practicable by amendment to this Current Report on Form 8-K.

Shareholder Approval

No vote of the shareholders of Gray is required in connection with the Merger. Approval and adoption of the Merger Agreement by Meredith’s shareholders requires the affirmative vote of the requisite number of outstanding shares of Common Stock and Class B Stock.

Separation and Distribution Agreement

On May 3, 2021, Gray, Meredith and SpinCo entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Distribution and Spin-Off will be consummated and the assets and liabilities of Meredith will be allocated between SpinCo and Meredith. Pursuant to the Separation and Distribution Agreement, SpinCo will assume the assets and liabilities primarily related to Meredith’s national media group and corporate segments and Meredith will retain the assets and liabilities primarily related to Meredith’s local media group, subject to certain exceptions as set forth therein.

Completion of the Distribution and Spin-Off is subject to the satisfaction or waiver of the conditions to the consummation of the Merger. Completion of the Distribution and Spin-Off is also subject to the consummation of the SpinCo financing commitments, effectiveness of a Registration Statement on Form 10 regarding SpinCo common stock, receipt by Meredith and SpinCo of a solvency opinion, the acceptance of SpinCo’s common stock for listing on the New York Stock Exchange, the absence of an injunction or law preventing the consummation of the transactions (including the Distribution and the Merger) and other customary closing conditions.

Employee Matters Agreement

On May 3, 2021, Gray, Meredith and SpinCo entered into an Employee Matters Agreement (the “Employee Matters Agreement”) governing the rights and obligations of Gray, Meredith and SpinCo with respect to employees and employee benefit plans in connection with the Spin-Off. The Employee Matters Agreement generally provides that (1) Meredith’s national media group and corporate-level employees and associated liabilities and all benefit plans of Meredith will be assumed by SpinCo and (2) Meredith’s local media group employees and associated liabilities will be retained by Meredith, subject to the specific terms and conditions of the Employee Matters Agreement.

Tax Matters Agreement

On May 3, 2021, Gray, Meredith and SpinCo entered into a Tax Matters Agreement (the “Tax Matters Agreement”) governing the respective rights, responsibilities and obligations of Gray, SpinCo and Meredith with respect to taxes, tax attributes, tax returns, tax contests and certain other tax matters in connection with the Spin-Off. Pursuant to the Tax Matters Agreement, (1) SpinCo will be liable for all pre-closing taxes of Meredith and SpinCo and the post-closing taxes of SpinCo, and (2) Gray will be liable for all post-closing taxes of Meredith, subject to the specific terms and conditions of the Tax Matters Agreement.

Transition Services Agreement

On May 3, 2021, Gray, Meredith and SpinCo entered into a Transition Services Agreement (the “Transition Services Agreement”) governing SpinCo’s provision of certain services to Meredith for a period of time after the closing of the Merger, including services relating to information technology infrastructure, human resources matters, finance and contract support, in exchange for payment by Meredith to SpinCo of certain agreed-upon amounts.

Support Agreement

Additionally, in connection with entering into the Merger Agreement, Gray and Meredith shareholders with voting control of approximately 87% of the issued and outstanding Class B Stock entered into a Voting and Support Agreement (the “Support Agreement”). The Support Agreement generally requires that the shareholders party thereto vote their shares in favor of the adoption of the Merger Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

Debt Commitment

On May 3, 2021, Gray entered into a financing commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells”) pursuant to which Wells has committed to provide the debt financing for a portion of the purchase price to be paid to complete the Merger and the refinancing of certain existing indebtedness of Meredith, with an incremental term loan facility in an aggregate principal amount of $1.45 billion (the “Term Loan”) and a bridge facility in an aggregate principal amount of $1.35 billion (the “Bridge Facility”). The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type. The Term Loan will be secured on a pari passu basis with the other obligations of Gray and its subsidiaries under Gray’s Fourth Amended and Restated Credit Agreement, dated as of January 2, 2019, by and among Gray, Wells, as Administrative Agent, and the lenders party thereto, as subsequently amended (the “Credit Agreement”), and senior in lien priority to the Bridge Facility. The Bridge Facility will be second lien senior secured debt, ranking pari passu in right of payment with all other senior debt of Gray and the guarantors, but junior in lien priority to the liens securing the Term Loan and all other Obligations (as defined in the Credit Agreement), in each case on terms reasonably satisfactory to the lead arranger. Various economic terms of the debt financing are subject to change in the process of syndication.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2021, Gray issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

On May 3, 2021, in connection with the announcement of Gray’s entering into the Merger Agreement, Gray intends to host a conference call for all stakeholders and other interested parties to discuss this transaction further. Exhibit 99.2 provides a copy of the slides that may be used in connection with and/or referenced on the conference call and thereafter. Exhibit 99.2 is incorporated herein by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release, dated May 3, 2021

99.2	Investor Presentation Slides

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Meredith or additional pending transactions, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

May 3, 2021	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Executive Vice President and Chief Financial Officer